EXHIBIT 24.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

DATE: 	June 28, 2007
TO:		The Board of Directors
		Cal Alta Auto Glass, Inc.
FROM:	Chang G. Park , CPA
371	E Street, Chula Vista, CA 91910
RE:		Form S-8 Registration Statement
		Filed by Cal Alta Auto Glass, Inc.
Gentlemen:
	As the independent certified public
 accountants for Cal Alta Auto Glass, Inc., a Nevada
corporation, we hereby consent to the use of
 our financial statements and to the references to our firm
in the Form S-8 Registration Statement to be
 filed by Cal Alta Auto Glass, Inc., Inc.
/s/Chang G. Park, C.P.A.
Chang G. Park, CPA